                                                                     EXHIBIT 3.1


                             CERTIFICATE OF MERGER

                                       OF

                            EUROSTAR PERFUMES, INC.
                             (a Texas corporation)

                                      INTO

                              TRISTAR CORPORATION
                            (a Delaware corporation)


                       Pursuant to Section 252(c) of the
                   State of Delaware General Corporation Law


         TRISTAR CORPORATION, a Delaware corporation, hereby certifies as follows:

                 FIRST: The names of the constituent corporations to the merger are TRISTAR CORPORATION, whose State of incorporation is Delaware, and Eurostar Perfumes, Inc., whose State of incorporation is Texas.

                 SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Section 252 of the General Corporation Law of the State of Delaware.

                 THIRD:  TRISTAR CORPORATION shall be the surviving corporation.

                 FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation, except that paragraph IV of the Certificate of Incorporation of TRISTAR CORPORATION, as the surviving corporation, which sets forth the authorized capital stock of TRISTAR CORPORATION, is hereby amended to read in its entirety as follows:


                                  "ARTICLE IV

                                 CAPITAL STOCK

                 Section 1. Classes and Shares Authorized. The authorized capital stock of the Corporation shall consist of 30,000,000 shares of Common Stock, $.01 par value per share (hereinafter referred to as either the "Common Shares" or "Common Stock") and 1,000,000 shares of Preferred Stock, $.05 par value per share (hereinafter referred to as either the "Preferred Shares" or "Preferred Stock").

                 Section 2. Preferred Stock. The shares of Preferred Stock shall be issuable from time to time in one or more series, with respect to each of which series the Board of Directors shall be authorized, without further approval from the shareholders of the Corporation, to fix:

                 (a)  the designation of the series;

                 (b) the number of shares of each series, which number the Board of Directors may increase or decrease (but not below the number of shares thereof then outstanding);

                 (c)  the annual dividend rate of the series;

                 (d) the dates at which dividends, if declared, shall be payable, and the dates from which the dividends shall be cumulative;

                 (e)  the redemption rights, if any, for shares of the series;

                 (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                 (g) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                 (h) whether the shares of the series shall be convertible into Common Stock or other securities, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;

                 (i) restrictions on the issuance of the shares of the same series or of any other class or series; and

                 (j) the voting rights, if any, exercisable by the holders of the shares of such series. Shareholders shall have no preemptive rights."

                 FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation; the address of said principal place of business is as follows:

                 TRISTAR CORPORATION
                 12500 San Pedro Avenue, Suite 500
                 San Antonio, Texas 78216
                 Attn:  Secretary

                 SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, TRISTAR CORPORATION, on request and without cost, to any stockholder of any constituent corporation.

                 SEVENTH: The authorized capital stock of the non-surviving corporation, which is incorporated under the laws of the State of Texas, is 1,000,000 shares of Common Stock, $.001 par value.

                 EIGHTH: This Certificate of Merger shall become effective at 11:59 P.M. Central Daylight Savings Time on August 31, 1995.

                 IN WITNESS WHEREOF, this certificate is hereby executed 30th day of August, 1995.

                                        TRISTAR CORPORATION



                                        By:   /s/ Viren S. Sheth
                                              ---------------------------------
                                              Viren S. Sheth,
                                              President and Chief Executive
                                              Officer


ATTEST:



/s/ Loren M. Eltiste
----------------------------------
Loren M. Eltiste,
Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         Ross Cosmetics Distribution Centers, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted the following resolution proposing and declaring advisable an amendment to the certificate of Incorporation of said corporation:

                 RESOLVED, that the Board recommends to the shareholders of the Company that, at the Annual Meeting of the Company, they approve the amendment to the Company's Certificate of Incorporation changing the Company's corporate name to TRISTAR CORPORATION;

         SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of Delaware.

         THIRD: Accordingly, Article I of the Company's Certificate of Incorporation is hereby amended to read as follows:

         "The name of the corporation is TRISTAR CORPORATION."

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Richard P. Rifenburgh, its Chairman of the Board of Directors, and attested by James M. Shoemaker, Jr., its Secretary, this 16th day of March, 1993.


                                       Ross Cosmetics Distribution Centers, Inc.

                                       By   /s/ Richard P. Rifenburgh
                                            ----------------------------------
                                            Richard P. Rifenburgh
                                            Chairman of the Board of Directors


ATTEST:

By  /s/ James M. Shoemaker, Jr.
    --------------------------------
    James M. Shoemaker, Jr.
    Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER
                              (ARTICLES OF MERGER)
                                    MERGING
                 ROSS COSMETICS DISTRIBUTION CENTER S.W., INC.,
                              A TEXAS CORPORATION
                                      INTO
                   ROSS COSMETICS DISTRIBUTION CENTERS, INC.
                             A DELAWARE CORPORATION


Pursuant to Section 253 of the General Corporation Law of the State of Delaware and Article 5.16 of the Texas Business Corporation Act.

         Ross Cosmetics Distribution Centers, Inc. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Delaware GCL"), does hereby certify that:

         1. The Corporation was incorporated on June 5, 1987, pursuant to the Delaware GCL and is existing under such Law. The address of the Corporation's registered office in Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware 19901.

         2. Ross Cosmetics Distribution Center S.W., Inc. ("RCDCSW") was incorporated on May 10, 1985, pursuant to the Texas Business Corporation Act and is existing under such Law.

         3. RCDCSW has only one class of shares outstanding (Common Stock $.001 par value per share) and the number of outstanding shares of RCDCSW Common Stock is 1,000, all of which is owned by the Corporation.

         4. The Corporation, by the following resolutions of its Board of Directors, duly adopted on the 25th day of January 1993, determined to merge into itself RCDCSW on the conditions set forth in such resolutions.

                 WHEREAS the Corporation lawfully owns all the outstanding stock of RCDCSW, a corporation organized and existing under the laws of Texas; and

                 WHEREAS the Corporation desires to merge into itself RCDCSW, and to be processed of all the estate, property, rights, privileges and franchises of said corporation.

                 NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge into itself, and it does hereby merge into itself RCDCSW and assumes all of its liabilities and obligations, and

                 FURTHER RESOLVED, that the president or a vice-president, and the secretary or treasurer of the Corporation be and they hereby are directed to make and execute, under the corporate seal of the Corporation, a certificate of ownership setting forth a copy of the resolution, to merge RCDCSW and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the offices of the Secretary of the State of Delaware and Texas, and a certified copy thereof in the office of the Recorder of Deeds in Kent County, Delaware, and in such other places as may be proper; and

                 FURTHER RESOLVED, that the officers of the Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware and Texas, which may be in any way necessary or proper to effect said merge.

         IN WITNESS WHEREOF, the authorized officers of the below named corporations have herewith set their hands and seals this 25th day of January 1993.

                                        ROSS COSMETICS DISTRIBUTION CENTERS,
                                        INC.
ATTEST:

/s/ James M. Shoemaker, Jr.             By:    /s/ Richard P. Rifenburgh
------------------------------------           --------------------------------
Secretary                               Title:  Chairman
                                               --------------------------------



                                        ROSS COSMETICS DISTRIBUTION CENTER
                                        S.W., INC.
ATTEST:

/s/  James M. Shoemaker, Jr.            By:    /s/ Eugene H. Karam
------------------------------------           --------------------------------
Secretary                               Title: President
                                               --------------------------------

                   Certificate of Restoration and Revival of
                          Certificate of Incorporation
                                       of
                   Ross Cosmetics Distribution Centers, Inc.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is Ross Cosmetic Distribution Centers, Inc.

2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is June 5, 1987.

3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address as follows: The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901, County of Kent.

4. The corporation hereby procures a restoration and revival of its certificate of incorporation, which became inoperative by law on March 1, 1991 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on February 28, 1991.

6. This Certificate of Restoration and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors and prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed and attested to on April 8, 1991.

                                        /s/ Eugene H. Karam
                                        ---------------------------------------
                                        Vice President


Attest:

/s/ Michael E. Emery
----------------------------------
Assistant Secretary

                   REGISTERED OFFICE AND OF REGISTERED AGENT

            PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE

TO:      DEPARTMENT OF STATE
         Division of Corporations
         Townsend Building
         Federal Street
         Dover, Delaware  19903

         Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:

         1.      The name of the agent is Corporate Filing Service, Inc.

         2. The address of the old registered office was 229 South State Street, Kent County, Delaware 19901.

         3. The address to which the registered office is to be changed is 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901. The new address will be effective on October 27, 1989.

         4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.

         IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice President and Assistant Secretary this 10th day of October 1989.

                                        CORPORATE FILING SERVICE, INC.



                                        /s/ Alan E. Spiewak
                                        ---------------------------------------
                                        Alan Spiewak, Vice President


ATTEST:

/s/ Richard L. Kushay
--------------------------------------
Richard L. Kushay, Assistant Secretary

                                  Certificate

                       for Renewal and Revival of Charter


Ross Cosmetics Distribution Centers, Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follow:

         1. The name of this corporation is Ross Cosmetics Distribution Centers, Inc.

         2. Its registered office in the State of Delaware is located at 229 South State Street, City of Dover, Zip Code 19901, County of Dover, the name and address of its registered agent is Corporate Filing Services, Inc. (#9007630).

         3. The date of filing of the original Certificate of Incorporation in Delaware was June 5, 1987.

         4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March, 1989 A.D. 19___ at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Ross A. Freitas the last and acting President, and Carolyn S. Kenner, the last and acting Secretary of Ross Cosmetics Distribution Centers, Inc., have hereunto set their hands to this certificate this 28th day of May, 1989.


                                        /s/ Ross A. Freitas
                                        ---------------------------------------
                                        Last and Acting President

                           ATTEST:


                                        /s/  Carolyn  S. Kenner
                                        ---------------------------------------
                                        Last and Acting Secretary

                      CERTIFICATE OF CHANGE OF ADDRESS OF

                   REGISTERED OFFICE AND OF REGISTERED AGENT

            PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE


TO:      DEPARTMENT OF STATE
         Division of Corporations
         Townsend Building
         Federal Street
         Dover, Delaware  19903

         Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:

         1.      The name of the agent is CORPORATE FILING SERVICE, INC.

         2. The address of the old registered office was 410 South State Street, Dover, Delaware 19901.

         3. The address to which the registered office is to be changed is 229 South State Street, Dover, Delaware 19901. The new address will be effective on September 1, 1987.

         4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.

         IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice President and Secretary this 27th day of September 1987.

                                        CORPORATE FILING SERVICE, INC.



                                        /s/
                                        ---------------------------------------



ATTEST:

/s/
----------------------------------------
Secretary

                             CERTIFICATE OF MERGER

                                       OF

                   ROSS COSMETICS DISTRIBUTION CENTERS, INC.

                            (a New York Corporation)

                                      INTO

                   ROSS COSMETICS DISTRIBUTION CENTERS, INC.

                            (a Delaware Corporation)


               Under Section 252 of the Business Corporation Law

                          of the State of Delaware
--------------------------------------------------------------------------------

         The undersigned, Ross Freitas, being the President of Ross Cosmetics Distribution Centers, Inc., a domestic corporation duly organized and existing under and by virtue of the laws of the State of Delaware and being, the President of Ross Cosmetics Distribution Centers, Inc., a foreign corporation duly organized and existing by virtue of the laws of the State of New York, do hereby certify that:

         1. The name of each constituent corporation is as follows: (i) Ross Cosmetics Distribution Centers, Inc. (hereinafter "RCDC"), (a New York corporation); and (ii) Ross Cosmetics Distribution Centers, Inc. (the "Surviving Corporation"), (a Delaware corporation).

         2. The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252.

         3. The name of the surviving corporation is Ross Cosmetics Distribution Centers, Inc., a Delaware corporation.

         4. An Agreement of Merger has been adopted by the Board of Directors of the Surviving Corporation and thereafter was duly ratified by shareholders of the Surviving Corporation in accordance with Section 252 of the Delaware Corporation Law.

         5. The authorized capital stock of RCDC is 10,000,000 shares of Common Stock.

         6. The designation and number of outstanding shares of RCDC entitled to vote on the merger is 2,144,231 shares of Common Stock, $.01 par value per share.

         7. The merger of RCDC and the Surviving Corporation into the Surviving Corporation was authorized by RCDC at a meeting of shareholders by a vote of the holders of a minimum of sixty-seven (67%) per cent of all outstanding shares of RCDC entitled to vote thereon pursuant to New York Business Corporation Law and Delaware Corporation Law.

         8. An executed copy of the Agreement of Merger is on file at the principal place of business of the Surviving Corporation at 135 Canal Street, Staten Island, New York 10304, and shall be furnished to any stockholder of a constituent corporation requesting such without cost.

         9. The Certificate of Incorporation of the constituent Delaware corporation shall be the Certificate of Incorporation of the Surviving Corporation and shall not be amended or changed.

         IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Merger and do affirm the foregoing statements made herein are true under the penalties of perjury this 17th day of September, 1987.

                                        ROSS COSMETICS DISTRIBUTION CENTERS,
                                        INC., (a New York Corporation)

ATTEST:

By:   /s/ Carolyn Safer Kenner          By:   /s/ Ross Freitas
      -------------------------------         ---------------------------------
      CAROLYN SAFER KENNER,                   ROSS FREITAS, President
      Secretary



                                        ROSS COSMETICS DISTRIBUTION CENTERS,
                                        INC., (a Delaware Corporation)

ATTEST:

By:   /s/ Carolyn Safer Kenner          By:   /s/ Ross Freitas
      -------------------------------         ---------------------------------
      CAROLYN SAFER KENNER,                   ROSS FREITAS, President
      Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                   ROSS COSMETICS DISTRIBUTION CENTERS, INC.

                         * * * * * * * * * * * * * * *

                                   ARTICLE I

                                      NAME

    The name of the corporation is Ross Cosmetics Distribution Centers, Inc.

                                   ARTICLE II

                          REGISTERED OFFICE AND AGENT

         The registered office of the Corporation in the State of Delaware is located at 410 South State Street in the City of Dover, County of Kent. The name of its registered agent at that address is Corporate Filing Services, Inc.

                                  ARTICLE III

                                    PURPOSE

                 To conduct, carry on and engage in the wholesale distribution of cosmetic products, perfumes, colognes, beauty aids and health care products; and in connection therewith to manufacture, buy, sell, job, import, export and otherwise deal in and with cosmetics, chemicals and pharmaceutical products, lipsticks, rouges, powders, soaps, colognes, perfumes, toilet waters, hair bleaches, henna, hair rinses and washes, hair dressings, lotions, fresheners, shadow and eyebrow pencils, massage creams, cold cream, vanishing cream, balms, ointments, drugs, medicines, pharmaceutical and chemical products, preparations and compounds, sanitary and hygienic goods and products, nail polishes, bleaches, cuticle removers, baby oils, deodorants, depilatories, witch hazel, rubbing alcohol, astringents, dentifrices, mouth washes, gargles, shaving creams, shaving stocks, shaving soaps, mineral oils, smelling salts, tooth brushes, combs, brushes, vanities, nail files, cuticle scissors, paper towels and tissues, jars, bottles, tubes, perfume bases, oils, extracts, flavors and other cosmetics, perfumes, toilet preparations, beauty preparations, chemicals and pharmaceuticals of every kind and description; and all products, by-products, materials, supplies, machinery, tools, packaging materials, applicators and devices used or useful in connection with or resulting from the manufacture, sale, marketing, distribution or use thereof.

                 To purchase, lease, copyright, produce, construct and otherwise acquire, and to use, operate, repair, maintain, develop and improve and to sell, trade, exchange, rent, lease, create security interests in and otherwise dispose of any and all materials, facilities, appliances, articles, products, equipment or supplies proper for or adapted to be used in connection with or incidental to the business and affairs of the corporation as the same pertain to the conduct and operation of the corporation's principal or ancillary business activities and to do any and all things incidental thereto, or necessary to expedient or proper to be done in connection with the matters set out herein.

                 To take, buy, sell, exchange, rent, lease, sublease or otherwise acquire, and to erect, construct, maintain, improve, rebuild, enlarge, alter, manage, control, develop, assign, transfer, convey, pledge, alienate or otherwise dispose and to mortgage or otherwise encumber, and to generally deal in real and personal property wherever situated, either directly or through ownership of shares in any corporation, and to acquire, buy, hold, sell, assign, transfer, mortgage, pledge, exchange or otherwise encumber or dispose of the securities of any corporation, domestic or foreign, including but not limited to shares, scrip, bonds, notes, evidences of indebtedness, debentures, commercial paper, whether such corporation be public or private, and to do any other lawful acts necessary, incidental or proper thereto, not prohibited by law, and while the holder of any securities, to exercise all rights and privileges of ownership, and to collect all dividends, and interest payable thereon, and to do all things not prohibited by law, to protest, conserve, or increase the value of all property and of all securities held by it.

                 To have as part of the corporate purposes, all of the powers conferred upon corporations organized under the General Corporation Law subject to any limitations thereof contained in the Certificates of Incorporation or in the laws of the State of Delaware.

                                   ARTICLE IV

                                 CAPITAL STOCK

         Section 1. Classes and Shares Authorized. The authorized capital stock of the Corporation shall consist of 10,000,000 shares of Common Stock, $.01 par value per share (hereinafter referred to as either the "Common Shares" or "Common Stock") and 1,000,000 shares of Preferred Stock, $.05 par value per share (hereinafter referred to as either the "Preferred Shares" or "Preferred Stock").

         Section 2. Preferred Stock. The shares of Preferred Stock shall be issuable from time to time in one or more series, with respect to each of which series the Board of Directors shall be authorized, without further approval from the shareholders of the Corporation, to fix:

                 (a)      the designation of the series;

                 (b) the number of shares of each series, which number the Board of Directors may increase or decrease (but not below the number of shares thereof then outstanding);

                 (c)      the annual dividend rate of the series;

                 (d) the dates at which dividends, if declared, shall be payable, and the dates from which the dividends shall be cumulative;

                 (e) the redemption rights, if any, for shares of the series;

                 (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                 (g) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                 (h) whether the shares of the series shall be convertible into Common Stock or other securities, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;

                 (i) restrictions on the issuance of the shares of the same series or of any other class or series; and

                 (j) the voting rights, if any, exercisable by the holders of the shares of such series. Shareholders shall have no pre-emptive rights.

                                   ARTICLE V

                               PRE-EMPTIVE RIGHTS

         Stockholders of the Corporation shall not have pre-emptive rights to acquire unissued or treasury shares of the Corporation or securities convertible into such shares of carrying a right to subscribe to or acquire such shares.

                                   ARTICLE VI

                               PLACE OF BUSINESS

         Part or all of the business of the Corporation may be conducted in the City of Dover, County of Kent, or any place in the State of Delaware or outside of the State of Delaware, in other states or territories of the United States and in foreign countries.

                                  ARTICLE VII

                               BOARD OF DIRECTORS

         Section 1. Board of Directors: Number. The governing board of the Corporation shall be known as the Board of Directors, shall consist of a minimum of three and a maximum of nine members, subject, however, to the number being from time to time increased or decreased in such manner as shall be provided in the By-laws of the Corporation, provided that the number of directors shall not be reduced to less than three except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three stockholders.

         Section 2. Classification of Directors. The Board of Directors may, but need not be divided into three classes, Class 1, Class 2 and Class 3, each class to be as nearly equal in number as possible. In the event the Corporation elects to adopt a "staggered" Board, the term of office of Class 1 directors shall expire at the first annual meeting of stockholders after their election, that of Class 2 directors shall expire at the second annual meeting after their election, and that of Class 3 directors shall expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective prior to the first annual meeting of stockholders or at any time when the Board of Directors consists of less than six members. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

         Section 3. Nomination of Directors. (a) Nominations for the election of directors may be made by the Board of Directors, by a committee of the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominatings by stockholders shall be made by notice, in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders.

         (b) Each notice under subsection (a) shall set forth: (i) the name, age, business address and, if known, residence address after each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

         (c) The chairman of the stockholders' meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 4. Certain Powers of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, and subject to the rights of the holders of the Corporation's Preferred Stock as specified in
Section 5 of Article IV, the Board of Directors is expressly authorized:

         (a) to manage and govern the Corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present, to make, alter, or amend the By-laws of the Corporation at any regular or special meeting, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation, and to designate one or more of committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation (such committee or committees shall have such name or names as may be stated in the By-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors);

         (b) to sell, lease, exchange, or otherwise dispose of all of or substantially all of the property and assets of the Corporation in the ordinary course of its business upon such terms and conditions as the Board of Directors may determine without vote or consent of the stockholders;

         (c) to sell, pledge, lease, exchange, liquidate, or otherwise dispose of all or substantially all the property or assets of the Corporation, including its goodwill, if not in the ordinary course of its business, upon such terms and conditions as the Board of Directors may determine; provided, however, that such transaction is authorized or ratified by the affirmative vote of the holders of at least a majority to the shares entitled to vote thereon at a stockholders' meeting duly called for such purpose, or is authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and provided, further, that any such transaction with any substantial stockholder or affiliate of the corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds of shares entitled to vote thereon at a stockholders' meeting duly called for that purpose, unless such transaction is with any subsidiary of the Corporation or is approved by the affirmative vote of a majority of the continuing directors of the Corporation, or is authorized or ratified by the written consent of the holders of all the shares entitled to vote thereon;

         (d) to merge, consolidate, or exchange all of the issued and outstanding shares of one or more classes of the Corporation upon such terms and conditions as the Board of Directors may authorize; provided, however, that such merger, consolidation, or exchange is approved or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a stockholders' meeting duly called for that purpose, or is authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and provided, further, that any such merger, consolidation or exchange with any substantial stockholder or affiliate of the Corporation shall be authorized or ratified by the vote of the holders of at least two-thirds of the shares entitled to vote thereon at a stockholders' meeting duly called for that purpose, unless such merger, consolidation or exchange is with any subsidiary of the Corporation or is approved by the affirmative vote of a majority of the continuing directors of the Corporation, or is authorized or ratified by the written consent of the holders of all the shares entitled to vote thereon; and

         (e) to distribute to the stockholders of the Corporation, without the approval of the stockholders, in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or in property, so long as the partial liquidation is in compliance with the Delaware General Corporation Law.

         (f) as used in this Section 5, the following terms shall have the following meanings:

                 (i) an "affiliate" shall mean any person or entity which is an affiliate within the meaning of Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

                 (ii) a "continuing director" shall mean a director who was elected before the substantial stockholder or affiliate of the Corporation which is to be a party to a proposed transaction within the scope of subsections (c) and (d) of this Section 5 became such a substantial stockholder or affiliate of the Corporation, as the case may be, or is designated at or prior to his first election or appointment to the Board of Directors by the affirmative vote of a majority of the Board of Directors who are continuing directors;

                 (iii) a "subsidiary" shall mean any corporation in which the Corporation owns the majority of each class of equity security; and

                 (iv) a "subsidiary stockholder" shall mean any person or entity which is the beneficial owner, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, of 10% or more of the outstanding capital stock of the Corporation.

                                  ARTICLE VIII

                             CONFLICTS OF INTEREST

         Section 1. Related Party Transactions. No contract or other transaction of the Corporation with any other person, firm or corporation, or in which the corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of this Corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that any director or officer of this Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

         Section 2. Corporate Opportunities. The officers, directors and other members of management of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interested as determined from time to time by resolution of the Board of Directors. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and thereafter any officer, director, or other member of management may avail himself of such opportunity. Until such time as the Corporation, through its Board of Directors, has designated an area of interest, the officers, directors, and other members of management of the Corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director, or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which such employee may have to the Corporation.

                                   ARTICLE IX

                                INDEMNIFICATION

         Section 1. Liability of Directors. No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter is respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto as shall be liable for reason that, in addition to any and all other requirements for such liability, he: (i) shall have breached his duty of loyalty to the Corporation or its stockholders; (ii) shall not have acted in good faith, or in failing to act, shall not have acted in good faith;
(iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article IX, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect to any matter occurring, or any cause of action, suit or claim that, but for this Article IX would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         Section 2. Insurance. The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article X.

         Section 3.  Miscellaneous.  The indemnification provided by this
Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the By-laws, agreements, vote of the stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of the heirs and personal representatives of such person.

                                   ARTICLE X

                          ARRANGEMENTS WITH CREDITORS

         Whenever a compromise or arrangement is proposed by the Corporation between it and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of the, any court of equitable jurisdiction may, on summary application by the Corporation, or by a majority of its stockholders, or on the application of any receiver or receivers appointed for the Corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be notified in such manner as the court decides. If a majority in number representing at least three-fourths in amount of the creditors or class or creditors, and/or the holders of the majority of the stock or class of stock of the Corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of the Corporation, as a consequence of such compromise or arrangement and/or said reorganization shall, if sanctioned by the court to which the application has been made, be binding upon all the creditors or class of creditors and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                  ARTICLE XII

                             SHAREHOLDERS' MEETINGS

         Stockholders' meetings may be held at such time and place as may be stated or fixed in accordance with the By-laws. At all stockholders' meetings one-third of all shares entitled to vote shall constitute a quorum.


                                  ARTICLE XII

                                   AMENDMENT

         These Articles of Incorporation may be amended by resolution of the Board of Directors if no shares have been issued, and if shares have been issued, by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a meeting duly called for that purpose, or, when authorized, when such action is ratified by the written consent of all the stockholders entitled to vote thereon.

                                  ARTICLE XIII

                                SHAREHOLDER VOTE

         Whenever the laws of the State of Delaware require the vote or concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon, with respect to any action to be taken by the stockholders of the Corporation, such action may be taken by the vote or concurrence of the holders of at least a majority of the shares entitled to vote thereon.

                                  ARTICLE XIV

                                  DISSOLUTION

         Section 1. Procedure. The Corporation shall be dissolved upon the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

         Section 2. Revocation. The corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the holders of at least a majority of the shares entitled to vote at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

                                   ARTICLE XV

         The names and addresses of each Incorporator are:

         Ross A. Freitas
         135 Canal Street
         Staten Island, New York  10305

         Carolyn Safer Kenner
         135 Canal Street
         Staten Island, New York  10305


         IN WITNESS WHEREOF, the undersigned officers for and on behalf of the Corporation have signed this Certificate of Incorporation this 22nd day of May, 1987.

                                        ROSS COSMETICS DISTRIBUTION
                                         CENTERS, INC.

                                        By:  /s/ Ross Freitas
                                             ----------------------------------
                                             Ross Freitas, Incorporator


                                        By:  /s/ Carolyn Safer Kenner
                                             ----------------------------------
                                             Carolyn Safer Kenner, Incorporator